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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  February 19, 1997
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                     Viewlogic Systems, Inc.
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        (Exact name of registrant as Specified in Charter)


                            Delaware
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          (State or Other Jurisdiction of Incorporation)


      0-19730                                04-2830649
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 (Commission File                          (IRS Employer
      Number)                           Identification No.)



293 Boston Post Road West, Marlboro, Massachusetts        01752-4615
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(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code:  (508) 480-0881
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                         Not Applicable
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   (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          In January 1995, Viewlogic Systems, Inc. (the "Company") purchased a 20% equity interest in Eagle Design Automation, Inc. ("Eagle") for $500,000. Gordon Hoffman, a director of the Company, was the President, a director and a principal shareholder of Eagle. In connection with that purchase, the Company entered into an agreement with Eagle whereby the Company licensed certain products from Eagle and Eagle had the right to require the Company to make advance royalty payments of up to $2,000,000. In December 1994, Transitions Three, Limited Partnership ("Transitions Three") purchased a 20% equity interest in Eagle for $500,000. Stanley Alfeld, a director of the Company, is the President and Chief Executive Officer of TTI Partners, the General Partner of Transitions Three. Also, the Company and Transitions Three guaranteed up to $1,000,000 of debt of Eagle. On February 19, 1997 the Company exercised its option to purchase all of the capital stock of Eagle not previously owned by the Company (the "Purchase").

          The Company paid a total of $5,788,000 in cash to the shareholders of Eagle for the 80% of Eagle capital stock not previously owned by the Company, and the Company assumed liabilities of $100,000 of Eagle and committed to future payments over the next year to the former shareholders of Eagle of up to $200,000 based on the shipment of Eagle's backlog. Also, $1,475,000 of royalties advanced by the Company to Eagle were forgiven on completion of the Purchase. Of the total cash purchase price, $1,393,000 was paid to Mr. Hoffman and $1,878,000 was paid to Transitions Three. The Company used available cash generated from operations to fund the Purchase. The Company is also required to pay the prior shareholders of Eagle additional payments based on the sale by the Company of Eagle's products over the three year period beginning after certain sales targets have been met. Such payments will be distributed amongst the prior shareholders of Eagle based on their prior share ownership. No payments are required after that three year period. There are no minimum or maximum payments based on the sale of Eagle's products; however, if current sales projections are met, such additional payments could total approximately $5,500,000.

          The purchase price was determined in an "arms-length" negotiation and the Purchase was unanimously approved by the Boards of Directors of the Company and Eagle.

          Eagle develops and markets hardware/software co-verification solutions for the embeded systems market. The Company acquired such products and technology from Eagle through the Purchase, as well as certain office equipment and furniture. The Company currently intends to continue Eagle's business substantially in the manner conducted by Eagle immediately prior to the Purchase.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          Financial statements of business acquired are not required as per Rule 3-05(b) of Regulation S-X.

     (b)  Pro Forma Financial Information.

          Pro forma financial information is not required as per Rule 11-01(c) of Regulation S-X.

     (c)  Exhibits.

          See Exhibit Index attached hereto.

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  VIEWLOGIC SYSTEMS, INC.
                                 -------------------------
                                       (Registrant)


Date:  March 3, 1997              By: /s/  Ronald R. Benanto
                                      ----------------------
                                      Ronald R. Benanto
                                      Chief Financial Officer, Senior
                                      Vice President and Treasurer

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                          EXHIBIT INDEX
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                                                                 Page No.
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
2.1 (1)   Shareholders' Agreement by and among the Company,         --
          Transitions Three, Limited Partnership, Eagle Design
          Automation, Inc. and certain of the shareholders of Eagle, dated as of December 6, 1994.

2.2       Agreement by and among the Company, Eagle Design           5
          Automation, Inc., Transitions Three, Limited
          Partnership and certain of the shareholders of Eagle, dated as of December 17, 1996.

2.3       Stock Purchase Agreement by and among the Company,        13
          Eagle Design Automation, Inc. and all of the shareholders of Eagle, dated as of February 19, 1997.


(1)    Incorporated herein by reference to the Company's Annual
       Report on Form 10-K for the year ended December 31, 1994.
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